EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2014 relating to Ameren Corporation’s financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Ameren Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
June 4, 2014